                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772,
333-4134, 333-4136, 333-78393, 333-78395 and 333-86385) and the Registration
Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606,
33-99122, 333-19059 and 333-85485) of The Seagram Company Ltd. of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

New York, New York
October 26, 2000